EXHIBIT 10.7(a)
                         Serus ASSET PURCHASE AGREEMENT

                                  by and among

                                  Netopia, Inc.

                                   Serus, LLC,

                       Serus Acquisition Corporation, and

                 Shayne McQuade, Mark Hendricks, Jody Rookstool,

                  Scott Iverson, Todd Shepherd and Studeo, Inc.

                                   dated as of

                                December 16, 1998

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 TABLE OF CONTENTS
                                                                            Page

ARTICLE 1:  PURCHASE AND SALE OF ASSETS........................................1
  1.1  Description of Assets to be Acquired....................................1
  1.2  Excluded Assets.........................................................2
  1.3  Non-Assignment of Certain Contracts.....................................2

ARTICLE 2:  LIABILITIES ASSUMED................................................3
  2.1  Liabilities Assumed.....................................................3

ARTICLE 3:  PURCHASE PRICE.....................................................3
  3.1  Consideration...........................................................3
  3.2  Purchase Price..........................................................3
  3.3  Earnout.................................................................3

ARTICLE 4:  CLOSING............................................................3
  4.1 Closing..................................................................3
  4.2  Deliveries by Seller and the Members....................................3
  4.3  Deliveries by Netopia and Purchaser.....................................3
  4.4  Further Assurances......................................................3

ARTICLE 5:  REPRESENTATIONS AND WARRANTIES.....................................3
  5.1  Representations and Warranties of Netopia and Purchaser.................3
             (a)  Organization.................................................3
             (b)  Authorization................................................3
             (c)  Exchange Act Filings.........................................3
             (d)  Litigation...................................................3
             (e)  Shares Validly Issued........................................3
             (f)  Form 8-K.....................................................3
             (g)  No Conflict or Default.......................................3
  5.2  Representations and Warranties of Seller and the Members................3
             (a)  Organization, Good Standing and Qualification of Seller......3
             (b)  Authorization of Seller......................................3
             (c)  Authorization of the Members.................................3
             (d)  Capital Structure............................................3
             (e)  Assets and Bulk Sales Laws...................................3
             (f)  Title to Assets..............................................3
             (g)  Financial Information........................................3
             (h)  Absence of Certain Changes and Events........................3
             (i)  Taxes........................................................3
             (j)  Compliance with Law..........................................3
             (k)  Proprietary Rights...........................................3
             (l)  Contracts and Commitments....................................3
             (m)  Litigation...................................................3
             (n)  No Conflict or Default.......................................3

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             (o)  Third-Party Consents.........................................3
             (p)  Employees and Employee Benefit Plans.........................3
             (q)  Interested Party Relationships...............................3
             (r)  Indebtedness.................................................3
             (s)  Books and Records............................................3
             (t)  Complete Disclosure..........................................3
  5.3  Additional Representations and Warranties of Seller and the Members.....3
             (a)  Investment Intent............................................3
             (b)  Information..................................................3
             (c)  Accredited Investor Status...................................3
             (d)  Knowledge and Experience.....................................3

ARTICLE 6:  ADDITIONAL AGREEMENTS..............................................3
  6.1  Restricted Securities...................................................3
  6.2  Restrictions on Disposition of Shares...................................3
  6.3  Restrictive Legends.....................................................3
  6.4  Post-Closing Access to Information......................................3
  6.5  Taxes 3
  6.6  Publicity...............................................................3
  6.7  Allocation of Purchase Price............................................3

ARTICLE 7:  CONDITIONS.........................................................3
  7.1  Conditions to Obligations of Purchaser..................................3
             (a)  Representations and Warranties...............................3
             (b)  Consents.....................................................3
             (c)  Performance of Agreement.....................................3
             (d)  Registration Rights Agreement................................3
             (e)  Absence of Governmental or Other Objection...................3
             (f)  Approval of Documentation....................................3
             (g)  Non-Competition Agreements...................................3
             (h)  Employee Confidential Information and Inventions Agreements..3
             (i)  Due Diligence Review.........................................3
             (j)  Board Approval...............................................3
             (k)  Escrow Agreement.............................................3
  7.2  Conditions to Obligations of Members and Seller.........................3
             (a)  Representations and Warranties...............................3
             (b)  Performance of Agreement.....................................3
             (c)  Registration Rights Agreement................................3
             (d)  Absence of Governmental or Other Objection...................3
             (e)  Approval of Documentation....................................3
             (f)  Escrow Agreement.............................................3

ARTICLE 8:  INDEMNIFICATION....................................................3
   8.1  Survival of Representations, Warranties, and Agreements................3
   8.2  Indemnification of Purchaser...........................................3
   8.3  Indemnification of Seller and the Members..............................3
   8.4  Procedure for Indemnification With Respect to Third-Party Claims.......3
   8.5  Procedure for Indemnification with Respect to Non-Third Party Claims...3

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   8.6  Threshold Determination of and Limitations on Indemnification..........3
   8.7  Escrow Fund............................................................3
   8.8  Resolution of Disputed Claims..........................................3

ARTICLE 9:  MEMBERS'REPRESENTATIVE.............................................3
  9.1  Duties and Powers.......................................................3
  9.2  Limit on Liability......................................................3
  9.3  Use of Escrow Funds; Power of Attorney..................................3

ARTICLE 10:  MISCELLANEOUS PROVISIONS..........................................3
  10.1  Notices................................................................3
  10.2  Entire Agreement.......................................................3
  10.3  Binding Effect; Assignment.............................................3
  10.4  Captions...............................................................3
  10.5  Expenses of Acquisition................................................3
  10.6  Waiver; Consent........................................................3
  10.7  Third-Party Beneficiaries..............................................3
  10.8  Counterparts...........................................................3
  10.9  Gender.................................................................3
  10.10  Severability..........................................................3
  10.11  Remedies of the Purchaser.............................................3
  10.12  Governing Law.........................................................3
  10.13  Venue.................................................................3
  10.14  Attorney's Fees.......................................................3
  10.15  Rules of Construction.................................................3
  10.16  Arbitration...........................................................3

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                         SERUS ASSET PURCHASE AGREEMENT

                  THIS  AGREEMENT is dated as of December 16, 1998. by and among
Netopia, Inc., a Delaware corporation ("Netopia"), Serus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Netopia
("Purchaser"), Serus, LLC, a Utah limited liability company ("Serus" or "Seller"), and Shayne McQuade, Mark Hendricks, Jody Rookstool, Scott Iverson, Todd Shepherd and Studeo, Inc., who are all of the members of Seller (each, a "Member," and collectively, the "Members").

                  WHEREAS, Serus is engaged in the business of designing, developing, marketing and selling software products for internet applications (the "Business"); and

                  WHEREAS, Purchaser desires to acquire from Seller, and Seller desires to transfer to Purchaser, substantially all of the assets, properties, and rights of Seller in the Business (except as provided in Section 1.2 below) as provided by this Agreement, upon the terms and conditions of this Agreement (the "Acquisition").

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

1.1 Description of Assets to be Acquired. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 4.1), Seller agrees to convey, sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all right, title and interest of Seller at the Closing in and to the assets, properties, and rights of the Business of every kind, nature and description, personal, tangible and intangible, known or unknown, wherever located, including, without limiting the generality of the foregoing (but excluding the "Excluded Assets," as such term is defined in Section 1.2 below):

(a) All interests in machinery, equipment, copiers, computers, furniture, fixtures, supplies, other tangible personal property and fixed assets and all proprietary rights relating thereto (the "Personal Property"), including without limitation those listed on Schedule 1.1(a) hereto;

(b) All lease deposits, prepaid expenses, prepaid property taxes and all other current assets, including without limitation those listed on Schedule 1.1(b) hereto;

(c) All claims and rights under all agreements, contracts, contract rights, licenses, evidences of indebtedness, purchase and sale orders, quotations and other executory commitments (but, except as provided in Section 2.1, excluding any liabilities associated therewith) (collectively, the "Contracts"), including, without limitation those listed on Schedule 1.1(c) hereto;

(d) All franchises, licenses, permits, consents, authorizations and approvals of any federal, state or local regulatory, administrative or other governmental agency or body;

(e) All Intellectual Property (as such term is defined in Section 4.2(l) below);

(f) Originals of all sales invoices, revenue registers and accounts receivable records, and originals of all warranties on all supplies and equipment, files, papers and all other records of Seller, that relate to the Business;

(g) All rights under express or implied warranties from suppliers of Seller and/or the Business to the extent assignable;

(h) All causes of action, judgments and claims or demands of whatever kind or description of Seller, or that arise out of or relate to the Business;

(i) All rights and interests of Seller to the proceeds of insurance claims arising from damage to the Assets (as defined below) prior to Closing;

(j)      All employee and customer lists and records of Seller;

(k) All interests in the lease of office space described in Schedule 1.1(k), including all leasehold improvements thereto, and all related rights; and

(l)      All goodwill of the Business.

                  The assets, properties, and rights to be conveyed, sold, transferred, assigned, and delivered to Purchaser pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Assets."

1.2 Excluded Assets. Notwithstanding the provisions of Section 1.1 hereof, the Assets to be transferred to Purchaser pursuant to this Agreement shall not include the assets, if any, listed on Schedule 1.2 (collectively, the "Excluded Assets").

1.3 Non-Assignment of Certain Contracts. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall, at its own expense, use its commercially reasonable efforts to obtain the consent of such other party to an assignment to Purchaser.

                                    ARTICLE 2
                               LIABILITIES ASSUMED

2.1 Liabilities Assumed. Purchaser hereby agrees to assume, satisfy, and/or perform when due and to indemnify and hold harmless Seller and the Members from those liabilities and obligations of Seller specifically listed on Schedule 2.1 attached hereto (the "Assumed Liabilities"). Purchaser shall not assume any liabilities of Seller not specifically set forth on Schedule 2.1.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1 Consideration. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets and the covenants set forth herein and in the Related Agreements, Purchaser will pay to Seller (or cause to be paid to Seller) the purchase price set forth in Section 3.2. The "Related Agreements" shall mean the Registration Rights Agreement (as such term is defined in Section 7.1(d)), the Non-Competition Agreements (as such term is defined in Section 7.1(g)), the Employee Confidential Information and Inventions Agreements (as such term is defined in Section 7.1(h)) and the Escrow Agreement (as such term is defined in Section 7.1(k)).

3.2  Purchase Price. The purchase price ("Purchase Price") shall be as follows:

(a)  The assumption of the Assumed Liabilities;

(b) Three Million Dollars ($3,000,000) in cash, payable to Seller by check or wire transfer at the Closing (the "Initial Cash Consideration");

(c) Four Hundred Nine Thousand Five Hundred Fifty Six (409,556) validly issued, fully paid and nonassessable shares of Purchaser's Common Stock issued to Seller at the Closing (the "Stock Consideration" or the "Shares"), said Shares being subject to the restrictions, rights and obligations described in this Agreement and the Related Agreements; and

(d) The Earnout (as such term is defined in Section 3.3 below).

3.3      Earnout.

(a) Subject to offset pursuant to Section 8.2(b) hereof, Purchaser shall pay to Seller up to One Million Dollars ($1,000,000) in cash, payable by check or wire transfer (the "Earnout"), if, and only if, Earnout Revenues for the Earnout Period shall meet certain targets as follows:

(i) If Earnout Revenues for the Earnout Period are equal to or greater than Three Million Dollars ($3,000,000), then one hundred percent (100%) of the Earnout shall be earned;

(ii) If Earnout Revenues for the Earnout Period are less than One Million Seven Hundred Thousand Dollars ($1,700,000), then no portion of the Earnout shall be earned; and

(iii) If Earnout Revenues are between One Million Seven Hundred Thousand Dollars ($1,700,000) and Three Million Dollars ($3,000,000), then the Earnout will be equal to the product of (x) Earnout Revenues times (y) thirty-three percent (33.0%). For example, if Earnout Revenues are Two Million Dollars ($2,000,000), then the Earnout shall be Six Hundred and Sixty Thousand Dollars ($660,000), and if Earnout Revenues are One Million Six Hundred Thousand Dollars ($1,600,000), then no Earnout shall be earned.

(b) "Earnout Period" shall mean the eighteen (18)-month period commencing upon the earlier to occur of (i) establishment of technological feasibility of the Splash Site Software ("Splash Site") defined as completion of final beta prior to acceptance for commercial shipment or (ii) April 30, 1999, whichever is sooner.

(c) "Earnout Revenues" shall mean Purchaser's gross revenues during the Earnout Period, plus any revenue paid before the Earnout Period as pre-payments or fees for initiation of development, and subtracting from that sum actual returns and/or accounts actually written off, and derived from the following:

(i) With respect to any new license of Splash Site on a stand-alone basis, Earnout Revenues shall be all royalty, license and services, and integration fees associated therewith;

(ii) With respect to any add-on license of Splash Site to existing Netopia Virtual Office ("NVO") hosting partners, either (a) Earnout Revenues shall be the add-on royalty and/or license fees associated therewith or (b) in the event Splash Site is added with no incremental licensing fee, Earnout Revenues shall be attributed 50-50;

(iii) With respect to any license of NVO and Splash Site to new hosting partners on an integrated basis, Earnout Revenues shall be attributed 50-50;

(iv) With respect to any addition of Splash Site to Netopia's existing Hosted Services, Earnout Revenues shall be based upon the incremental monthly fees attributed to Splash Site (e.g. current $20/month services include only form based editing. Current plans call for Java-based editing to be priced at $25-30/month, yielding $5-$10/month revenue attribution for Splash Site). In the event competitive requirements cause Java-based editing to be added to $20/month services with no incremental charge, then Earnout Revenues shall be twenty percent (20%) of revenues from such Hosted Services; and

(v) With respect to any new NVO Hosted Services with integrated Java-based Splash Site editing, Earnout Revenues shall be attributed 50-50.

(d) Netopia's Chief Financial Officer shall prepare and deliver to Seller and the Members a report detailing the Earnout Revenues for the Earnout Period not later than ninety (90) days after the expiration of the Earnout Period (the "Earnout Determination") or the date on which Earnout Revenues equal or exceed Three Million Dollars ($3,000,000), whichever is sooner. The report will detail gross revenues less any actual returns and accounts actually written off, and any returns or write-offs after that period shall not reduce the amount of Earnout Revenue. Seller and its Members shall have the right to inspect Netopia's books and records or other supporting documentation to confirm the report of Earnout Revenues. If Seller or its Members do not agree that the Earnout Determination correctly states the Earnout Revenue for the Earnout Period, Seller and the Members shall promptly (but not later than thirty (30) days after the later of the delivery of the Earnout Determination or the receipt by Seller and the Members of all supporting documentation reasonably requested by Seller and the Members to confirm the Purchaser's report of Earnout Revenues) give written notice to Netopia of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If Seller and the Members and Netopia reconcile their differences, such Earnout Determination shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto and enforceable in a court of law. If Seller and the Members and Netopia are unable to reconcile their differences the items in dispute shall be submitted to an outside independent accounting firm reasonably acceptable to Seller, the Members and Netopia (the "Independent Auditors") for final determination, and such Earnout Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within twenty (20) days of their appointment (or such longer period as Seller, the Members and Netopia may agree) to resolve all items in dispute. If Seller and the Members do not give notice of any exception within thirty (30) days after delivery of such Earnout
Determination or if Seller and the Members in their discretion give written notification of their acceptance of an Earnout Determination prior to the end of such thirty (30) day period, such Earnout Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law. The fees and expenses of the Independent Auditors shall be borne equally by Netopia and Purchaser on the one hand and Seller and the Members on the other hand.

                                    ARTICLE 4
                                     CLOSING

4.1 Closing. The transactions contemplated by this Agreement shall be effective as of December 16, 1998 (the "Closing"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California, or at such other place or date as may be agreed upon from time to time in writing by the parties.

4.2 Deliveries by Seller and the Members. At the Closing, Seller and the Members shall deliver to Purchaser, all duly and properly executed, the following:

(a) A good and sufficient Bill of Sale, which shall be in form and substance reasonably satisfactory to Purchaser, selling, delivering, transferring and assigning to Purchaser all right, title and interest to the Assets (other than the Contracts), free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever, except for (i) liens for taxes not yet due and payable; (ii) statutory liens that were created in the ordinary course of business and secure obligations which are not past due; (iii) restrictions or rights required to be granted to governmental authorities or otherwise imposed by governmental authorities under applicable law; or (iv) liens and encumbrances disclosed in the Disclosure Letter (as defined in Section 5.2) (the "Permitted Liens");

(b) Good and sufficient assignments of the Contracts, which shall be in form and substance reasonably satisfactory to Purchaser and shall include, subject to
Section 1.3 hereof, the written consents of all parties necessary in order to transfer all of Seller's rights thereunder to Purchaser.

(c) An opinion of Dow Lohnes & Albertson, counsel to Seller and the Members, dated the Closing, in substantially the form attached hereto as Exhibit 4.2(c) (the "Seller's Counsel Opinion").

(d) Executed copies of the Related Agreements to which each is a party.

4.3 Deliveries by Netopia and Purchaser. At the Closing, Purchaser and Netopia shall deliver, or cause to be delivered to Seller and the Members, as applicable, all duly and properly executed, the following:

(a) The portion of the Purchase Price set forth in Section 3.2(a) in the form of executed assumption agreements or conclusive evidence of satisfaction of the assumed liabilities, Section 3.2(b) and Section 3.2(c).

(b) An opinion of Gunderson Dettmer, counsel to Purchaser, dated the Closing, in substantially the form attached hereto as Exhibit 4.3(b) (the "Purchaser's Counsel Opinion").

(c) Executed copies of the Related Agreements to which it is a party.

4.4 Further Assurances. At or after the Closing, each party shall each prepare, execute and deliver, at such party's expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm or evidence in Purchaser title to all or any part of the Assets or to consummate, in any other manner, the terms and provisions of this Agreement.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Netopia and Purchaser. Each of Netopia and Purchaser hereby represents and warrants jointly and severally to Seller that:

(a) Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization. It has full corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and the Related Agreements to which it is a party. It has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Related Agreements, to which it is a party, and this Agreement and each of the Related Agreements to which it is a party (to the extent to which it is a party) constitute valid and binding obligations of it enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

(c) Exchange Act Filings. Netopia has timely filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the rules and regulations promulgated by the SEC (any such filing, an "SEC Filing") required to be filed by Netopia pursuant to such acts and no SEC Filing contained, on the date on which such document was filed with the SEC, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. The financial statements of Netopia included in SEC Filings (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Netopia and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(d) Litigation. Except as set forth in the statements, reports and other documents filed or required to be filed by Netopia with the Securities and Exchange Commission, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business of Purchaser. There is no judgment, decree or order against Purchaser or any of its subsidiaries or, to the knowledge of Purchaser or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or the Related Agreements.

(e) Shares Validly Issued. Netopia represents that the Shares when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

(f) Form 8-K. Since the date of Netopia's most recent quarterly report on Form 10-Q or most recent periodic report on Form 8-K filed with the SEC, there has not been any development that has not otherwise been publicly disclosed that is reasonably likely to result in any material adverse change in the financial condition or results of operations of Netopia.

(g) No Conflict or Default. Neither the execution and delivery of this Agreement nor the Related Agreements by Purchaser or Netopia, nor compliance by each of Purchaser and Netopia with the terms and provisions hereof or thereof, including without limitation, the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of the charter documents of Purchaser or Netopia or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Purchaser or Netopia is a party or by which Purchaser or Netopia may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

5.2 Representations and Warranties of Seller and the Members. Except as otherwise set forth in the disclosure letter dated as of the date hereof and delivered by Seller and the Members to Purchaser and its counsel (the "Disclosure Letter") or as set forth in the Schedules to this Agreement, Seller and the Members hereby jointly and severally represent and warrant to Purchaser that:

(a) Organization, Good Standing and Qualification of Seller. Seller is a limited liability company duly organized and validly existing under the laws of the State of Utah and has all limited liability company power and authority to carry on its business as now conducted. Seller is qualified to transact business and in good standing in each jurisdiction where failure to qualify would have a material adverse effect on the Business or the Assets.

(b) Authorization of Seller. Seller has full limited liability company power and authority to enter into this Agreement and those Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments and other documents and instruments evidencing the conveyance of the Assets or delivered in accordance with Section 4.2 or Article 7 hereunder (the "Closing Documents") and the Related Agreements to which it is a party. Seller has taken all necessary and appropriate company action with respect to the execution and delivery of this Agreement, the Closing Documents, and the Related Agreements to which it is a party. This Agreement, the Closing Documents and the Related Agreements to which Seller is a party (to the extent to which it is a party) constitute valid and binding obligations of Seller enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

(c) Authorization of the Members. Each of the Members has full power and authority to enter into this Agreement and those Related Agreements to which he or she or it is a party, to perform his or her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Members have taken all necessary and appropriate Member action with respect to the execution and delivery of this Agreement, the Closing Documents, and the Related Agreements to which he or she or it is a party. This Agreement, the Closing Documents and the Related Agreements (to the extent to which he or she or it is a party) constitute valid and binding obligations of each Member enforceable against him or her or it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally.

(d) Capital Structure. The membership interests of Serus are held by the individuals and entities in the percentages set forth on Schedule 5.2(d). These interests constitute all of the membership interests of Serus. There are no outstanding subscriptions, options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any character whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any membership interest of Serus or any securities convertible into or exchangeable for any membership interest of Serus. There are no obligations, contingent or otherwise, of Serus to repurchase, redeem or otherwise acquire any membership interest of Serus.

(e) Assets and Bulk Sales Laws. There are no "bulk sales" laws in the State of Utah that impose any obligation on Purchaser regarding the sale and transfer of the Assets contemplated hereunder.

(f)      Title to Assets.

(i) Seller has good and marketable title to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges and restrictions of any nature whatsoever, except for Permitted Liens.

(ii) By virtue of the deliveries made at the Closing, Purchaser will obtain good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, encumbrances, security interests, charges, equities, and restrictions of any nature whatsoever, other than those described in Section 5.2(f)(i) hereof.

(g) Financial Information. Seller has delivered to Purchaser unaudited financial statements (Balance Sheet, Profit and Loss Statement, Statement of Cash Flows, and Statement of Members Equity) for Seller for the period April 1, 1998 through November 30, 1998 (collectively, the "Financial Statements"), a copy of which is attached hereto as Schedule 5.2(g). The Financial Statements present fairly Seller's financial condition and the results of its operations. Except as set forth in the Financial Statements, there are no debts, liabilities or obligations of Seller to which the Assets or the Business are subject, contingent or otherwise (whether or not such debts, liabilities or obligations would be required to be described or included under generally accepted accounting principles), other than liabilities incurred in the ordinary course of business subsequent to November 30, 1998.

(h) Absence of Certain Changes and Events. Except as contemplated herein, since November 30, 1998, there has not been:

(i) Any material adverse change in the financial condition, assets or liabilities, or, to the knowledge of Seller and the Members any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

(ii) Any material transaction relating to or involving the Business or Seller (other than the transactions contemplated herein) which was entered into or carried out by Seller other than in the ordinary and usual course of business;

(iii) Any mortgage, pledge, lien, security interest, hypothecation, charge, or other encumbrance imposed or agreed to be imposed on or with respect to Seller, the Business or the Assets;

(iv) Any sale, lease, or disposition of, or any agreement to sell, lease or dispose of any of the Assets, other than sales, leases, or dispositions in the usual and ordinary course of business and consistent with prior practice;

(v) Any agreement to do any of the foregoing or any other change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect, on the financial condition or assets or liabilities of Seller.

(i) Taxes. Seller has completed and duly and timely filed in correct form with the appropriate tax authorities all tax returns and reports required to be filed on or prior to the date hereof. All of such tax returns that have been filed were accurate and complete as filed. Sellers have paid in full all taxes, assessments or deficiencies shown to be due on those tax returns that have been filed, claimed to be due by any taxing authority or otherwise due or owing. Seller has made all withholdings of tax required to be made under all applicable tax laws and regulations; and such withholdings have been or will be paid to the respective governmental agencies when due and to the extent not yet due have been set aside in accounts for purposes of such payment. The Assets are not subject to any liens for taxes, except liens for current ad valorem taxes not yet due, and neither Purchaser nor any affiliate thereof will become directly or indirectly liable for, and no lien, claim or encumbrance will be placed upon the Assets with respect to, (A) any taxes attributable to the ownership or use of the Assets with respect to periods prior to and including the date of the Closing (other than ad valorem taxes not yet due and payable as of the Closing) or (B) any other taxes (regardless of whether attributable to periods prior to and including the date of the Closing) imposed upon Seller or attributable to the actions or activities of Seller.

(j) Compliance With Law. The use of the Assets and Seller's conduct of the Business is and has been in compliance, in all material respects, with all applicable laws, statutes, ordinances, rules regulations, decrees and orders (each and all of the foregoing being herein referred to as "Laws"), including Laws respecting employment, employment practices, labor and safety.

(k) Proprietary Rights. Seller is the sole and exclusive owner of all Seller Intellectual Property (defined below) free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination, and all other encumbrances of any nature. The conduct of Seller's business as currently conducted or as proposed to be conducted will not infringe, misappropriate or violate any Intellectual Property (defined below) of others. All Seller Intellectual Property that is the subject of any application, registration or issuance with or from any governmental entity is identified on Schedule 5.2(k); all such registered or issued Intellectual Property is valid and subsisting and is free from any challenge (or threat thereof) and Seller is not aware of any specific basis therefor. All such applications, registrations and issuances have been properly maintained. Seller has reasonably endeavored to adequately protect all other Seller Intellectual Property through the use of confidentiality agreements and otherwise and Seller is not aware of any use, exercise or exploitation of any Seller Intellectual Property, except as authorized by Seller. Each current and former employee and contractor of Seller has executed and delivered (and to Seller's knowledge, is in compliance with) an enforceable agreement in substantially the form of Seller's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Seller's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Seller Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment. "Intellectual Property" means patent rights; trade name, trademark, service mark and similar rights ("Mark" rights); copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; software; source code; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. "Seller Intellectual Property" also means all Intellectual Property that has been, is, or is proposed to be owned by Seller, or used, exercised, or exploited, or otherwise necessary for the Assets.

(l) Contracts and Commitments. Except as set forth in the Disclosure Letter, there are no agreements or contracts, whether or not in writing, to which Seller is a party which may:

(i) involve obligations of, or payments by (contingent or otherwise), Seller in excess of $25,000;

(ii)  contain   provisions   restricting   and/or   affecting  the  development,
distribution, marketing or sales of the Assets;

(iii) involve any joint venture or partnership contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

(iv) involve any agreement containing covenants purporting to limit the freedom of Seller to compete in any line of business or geographic area or involve the distribution of Seller's or the Business' products or services;

(v)   involve any agreement of indemnification regarding Seller or the Business;

(vi)  establish any powers of attorney regarding Seller or the Business;

(vii) obligate Seller for the repayment of borrowed money;

(viii) involve any license, sublicense or other agreement to which Seller is a party (or by which it or any Seller Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Seller Intellectual Property;

(ix) involve any license, sublicense or other agreement pursuant to which Seller has been or may be assigned or authorized to use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property or (B) any Seller Intellectual Property; or

(x) involve any other agreement, contract, or commitment which is material to the Assets. Each such contract is valid and binding on all parties thereto and in full force and effect. Neither Seller nor any of the Members have received any notice of default, cancellation, or termination in connection with any such contract.

(m)  Litigation.  Neither  Seller nor any of Seller's  officers or  directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, or other proceeding, at law or in equity, before any federal, state, local or foreign court, or regulatory agency, or other governmental authority, involving Seller, the Business, the Assets, or employees or consultants of Seller; or against or affecting the transactions contemplated by the Agreement and the Related Agreements. There is no action, suit, proceeding, or investigation pending or to the knowledge of Seller and the Members threatened against Seller or Seller's officers or directors that questions the validity of this Agreement, the Related Agreements to which it is or they are a party, or the right of Seller, to enter into this Agreement, the Related Agreements, to consummate the transactions contemplated hereby or thereby, or which might result in any material adverse change in Seller, the Business, the Assets or the results of operations, prospects, or financial condition of the Business or Seller. There is no action, suit, proceeding, or investigation by Seller currently pending or which it currently intends to initiate. None of
Seller nor Seller's officers or directors is bound by any judgment, decree, injunction, ruling, or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator, or any other person which has or could have a material adverse effect on the Business, the Assets, or the results of operations, prospects, or financial condition of the Business or Seller.

(n) No Conflict or Default. Neither the execution and delivery of this Agreement nor the Related Agreements by Seller or the Members, nor compliance by each of Seller and each of the Members with the terms and provisions hereof or thereof, including without limitation, the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of the charter documents of Seller or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Seller or any of the Members is a party or by which it or her or she or any of the Assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

(o) Third-Party Consents. No consent, approval, or authorization of any third party on the part of Seller is required in connection with the consummation of the transactions contemplated hereunder.

(p)      Employees and Employee Benefit Plans.

(i) The Disclosure Letter sets forth a full and complete list of all directors, officers, employees, and consultants of Seller and the Business (collectively, "Service Providers") who rendered services to Seller. Such list includes the names, job title, and the total amount of base salary, whether fixed or commission or a combination thereof, and bonus for each Service Provider. None of the Service Providers is subject to any contracts, written or unwritten, that specify a particular employment or service term, or limit Seller's right to terminate the employment or service relationship of such Service Provider with Seller. Seller does not have any contractual obligation (A) to provide any particular form or period of notice prior to termination, or (B) to pay any of such Service Providers any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any Service Providers in connection with the transactions contemplated by this Agreement, as a result of any Seller agreement, plan, or program. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will result in the acceleration or creation of any rights of any Service Provider to benefits under any employee plan (including, without limitation, the acceleration of the vesting or exercisability of any options or equity interests). Following the consummation of the transactions contemplated by this Agreement, Purchaser will not have any obligations towards any Service Provider, nor any former director, officer, employee, or consultant of the Business, or of Seller, other than pursuant to agreements directly entered into by Purchaser with such persons. Except for employment with Netopia, neither Seller nor the Members are aware that any Employee, or that any group of Employees, intends to terminate their employment with Seller, nor does Seller have a present intention to terminate the employment of any of the foregoing.

(ii) Seller has not failed to comply in any respect with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water and Toxic Enforcement Act of 1986, as amended, all applicable federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules, and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

(iii) Seller is not a party to any plan defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including a pension, profit sharing, savings, or retirement plan; any plan defined in
Section 3(2) of ERISA, including a cafeteria or group health plan; or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program; or any stock, stock purchase, option, or similar plan; director or employee loan or fringe benefit program; or severance plan or arrangement; or any other plan that provides any benefits to employees, including but not limited to any plan defined in Section 3(3) of ERISA. If any such plans exist, Seller has furnished to Purchaser and its counsel complete and accurate copies of such plans, summaries, summary plan descriptions, annual reports such as Form 5500s. Seller has prepared in good faith and timely filed all requisite governmental reports including Form 5500s and a determination letter with the IRS to the extent applicable and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each of such plans. The terms of each such plans comply with all applicable laws, including ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and the Family Medical Leave Act
(FMLA) and the plans at all times have been operated and administered in all material respects in accordance with its terms and all applicable laws currently in effect, including ERISA, the Code and FMLA.

(iv) Seller has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees prior to the Closing.

(v) There are no pending claims by or on behalf of any ERISA Plan by any Employee or beneficiary covered under any such plan or otherwise involving any such plan (other than routine claims for benefits).

(vi) All contributions, premiums or other payments due from Seller to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Seller. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

(q) Interested Party Relationships. Neither Seller, nor any officer or director of Seller (nor any family member of such officer or director of Seller, nor any corporation, partnership, or other entity that, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with Seller, any officer or director of Seller, or any such family member), have any financial interest, direct or indirect, in any supplier or customer of or to Seller or other party to any contract with Seller.

(r) Indebtedness. The Disclosure Letter sets forth a list of all agreements and other instruments under which Seller is indebted for borrowed money. Seller has furnished Purchaser with true and correct copies of each such agreement or other instrument under or pursuant to which it has outstanding indebtedness for borrowed money. Seller is not in default under any of such agreements or other instruments, nor are Seller or the Members aware of any event that, with the passage of time, or notice, or both, would result in an event of default thereunder.
No employee or consultant of Seller or the Business is indebted to Seller.

(s) Books and Records. The books and records of Seller to which Purchaser has been given access are the true books and records of Seller and truly and accurately reflect the underlying facts and transactions in all material respects.

(t) Complete Disclosure. No representation or warranty by Seller in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser or its advisors pursuant to this Agreement or the Related Agreements to which it is a party or in connection with the transactions contemplated hereby and thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

5.3 Additional Representations and Warranties of Seller and the Members. Seller and the Members hereby jointly and severally represent and warrant to Purchaser that:

(a) Investment Intent. The Shares are being acquired for Seller's own account for investment purposes only, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Shares. Seller is prepared to hold the Shares for an indefinite period and has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Shares. Seller has no present plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of its risk of ownership by short sale or otherwise, or other disposition, directly or indirectly, of the Shares.

(b) Information. Seller has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Shares, and Seller has had an opportunity to ask questions and receive answers from Netopia and its representatives regarding the terms and conditions of the issuance of the Shares.

(c) Accredited Investor Status. Seller is an "accredited investor" within the meaning of the United States Securities and Exchange Commission ("SEC") Rule 501(a) of Regulation D, as presently in effect.

(d) Knowledge and Experience. Seller is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Shares.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

6.1 Restricted Securities. The Shares have not been registered under the Securities Act of 1933 as amended (the "1933 Act"), on the ground that the sale provided for in this Agreement is exempt from the requirements of the 1933 Act and Purchaser's reliance on such exemptions is predicated on Seller's representations herein. Seller hereby confirms that Seller has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Seller hereby acknowledges that Seller is prepared to hold the Shares for an indefinite period and that Seller is aware that SEC Rule 144 under the 1933 Act, which exempts certain resales of unrestricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the 1933 Act.

6.2 Restrictions on Disposition of Shares. Seller shall make no distribution or other disposition of the Shares except pursuant to the exercise of registration rights under the Registration Rights Agreement for twelve (12) months after the Closing and Seller or the Members shall take no action which would result in the termination, dissolution or winding up of Seller during such period. Seller shall make no distribution or other disposition of the Shares unless and until there is compliance with all requirements of this Agreement and any applicable laws. Netopia shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Shares any transferee to whom the Shares have been transferred in contravention of this Agreement.

6.3 Restrictive Legends. The stock certificates for the Shares shall be endorsed with one or more of the following restrictive legends:

(a) "The securities represented hereby have not been registered or qualified under the Securities Act of 1933, as amended, or the securities laws of any state, and may be offered and sold only if registered and qualified pursuant to the relevant provisions of federal and state securities laws or if an exemption from such registration or qualification is available."

(b) Any other legend that may be required by applicable state law.

6.4 Post-Closing Access to Information. With respect to the originals of the books and records of Seller relating to the Business prior to the Closing provided to Purchaser pursuant to this Agreement, Purchaser shall allow Seller or its representatives appropriate access to such original books and records. Purchaser agrees that for three (3) years after the Closing such originals shall not be removed from their principal places of business or destroyed without the prior written consent of the Members, which shall not be unreasonably withheld.

6.5 Taxes. Seller and Members will complete and duly and timely file in correct form with the appropriate tax authorities all tax returns and reports required to be filed after the date hereof. All of such tax returns that will be filed will be accurate and complete when filed. Seller and Members shall pay in full when due all taxes imposed upon Seller and Members as a result of the sale of the Assets, including without limitation all state and local sales or transfer taxes.

6.6 Publicity. Purchaser and Seller agree not to issue any press release or public statement regarding this Agreement or the transactions contemplated hereunder without the prior consent of the other party, which shall not be unreasonably withheld. A mutually agreed upon press release shall be made upon the execution of the Agreement.

6.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and in accordance with Schedule 6.7 hereto. The parties agree that they will prepare and file their federal and any state or local tax returns based on such allocation of Purchase Price. The parties further agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Code, and that any such notices or filings will be prepared based on such allocation of the Purchase Price.

                                   ARTICLE 7
                                   CONDITIONS

7.1 Conditions to Obligations of Purchaser. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction as of, or before, the Closing of the following conditions (unless waived in writing by Purchaser):

(a) Representations and Warranties. The representations and warranties of Seller and the Members set forth in Article 5 of this Agreement shall be true and correct.

(b) Consents. Seller shall have obtained and delivered to Purchaser all consents Purchaser deems necessary or desirable, in Purchaser's sole discretion, in order to consummate the transactions contemplated herein.

(c) Performance of Agreement. All covenants and other obligations under this Agreement that are to be performed or complied with by Seller and the Members at the Closing shall have been performed and complied with.

(d) Registration Rights Agreement. Seller shall have entered into a registration rights agreement defining the rights and obligations of the parties with respect to the Shares in substantially the form attached hereto as Exhibit 7.1(d) (the "Registration Rights Agreement").

(e) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the Acquisition by any body or agency of the federal, state, or local government, or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing.

(f) Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Purchaser under this Agreement shall be satisfactory to Purchaser and its counsel in all reasonable respects.

(g)   Non-Competition   Agreements.   Purchaser   shall  have   entered  into  a
non-competition agreement with each of the Members in substantially the form attached hereto as Exhibit 7.1(g) (the "Non-Competition Agreements").

(h) Employee Confidential Information and Inventions Agreements. Purchaser shall have entered into a employee confidential information and inventions agreement with each of the individuals identified on Schedule 7.1(h) in substantially the form attached hereto as Exhibit 7.1(h) (the "Employee Confidential Information and Inventions Agreements").

(i) Due Diligence Review. The Purchaser shall have completed to its sole satisfaction its due diligence review of Seller and the Assets, the Business and its business operations, financial condition and prospects, and Purchaser shall have received favorable review from its advisors of the results of their due diligence review of the same.

(j) Board Approval. The Board of Directors of Purchaser shall have approved this Agreement and the Acquisition.

(k) Escrow Agreement. Purchaser, Seller, the Members and Greater Bay Trust Company, as escrow agent (the "Escrow Agent") shall have entered into an escrow agreement in substantially the form attached hereto as Exhibit 7.1(k) (the "Escrow Agreement").

7.2 Conditions to Obligations of Seller. Each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Seller):

(a) Representations and Warranties. The representations and warranties of Purchaser and Netopia set forth in Article 5 of this Agreement shall have been true and correct.

(b) Performance of Agreement. All covenants and other obligations under this Agreement which are to be performed or complied with by Purchaser and Netopia at or prior to the Closing shall have been fully performed and complied with.

(c)  Registration  Rights  Agreement.   Netopia  shall  have  entered  into  the
Registration Rights Agreement.

(d) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the Acquisition by any body or agency of the federal, state, or local government, or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing;

(e) Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Seller under this Agreement shall be satisfactory to Seller and its counsel in all reasonable respects.

(f) Escrow Agreement. Netopia, Purchaser, Seller, the Members and Escrow Agent shall have entered into the Escrow Agreement.

                                   ARTICLE 8
                                 INDEMNIFICATION

8.1      Survival of Representations, Warranties, and Agreements.

(a) Subject to the terms and conditions of this Article 8, the representations, warranties, covenants, and agreements of each party in this Agreement shall survive the execution, delivery, and performance of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties to this Agreement. The obligations of indemnity provided herein with respect to the representations and warranties of Seller and the Members set forth in Article 5 shall terminate on June 16, 2000, except with respect to claims made prior to that date; provided, however, that obligations of indemnity provided herein with respect to the representations and warranties set forth in Section 5.2(e) (Assets and Bulk Sales Laws), Section 5.2(f) (Title to Assets) and Section 5.2(j) (Compliance With Law) shall survive indefinitely, and the obligations of indemnity provided herein with respect to representations and warranties set forth in Section 5.2(i) (Taxes) shall survive until the expiration of the applicable statutes of limitation. The obligations of indemnity provided herein with respect to the representations and warranties of Purchaser and Netopia set forth in Article 5 shall terminate June 16, 2000, except with respect to claims made prior to that date.

(b) As used in this Article, any reference to a representation, warranty, or covenant contained in this Agreement shall include any Schedule relating to such representation, warranty, or covenant.

8.2      Indemnification of Purchaser.

(a) Seller and each of the Members hereby agrees, severally and not jointly, to indemnify and hold harmless Purchaser and Netopia (and, insofar as such indemnification is sought pursuant to a single proceeding with Purchaser and/or Netopia, their respective officers and directors) against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Purchaser Damages"), asserted against, resulting from, imposed upon, or incurred or suffered by Purchaser and/or Netopia (or, insofar as such indemnification is sought pursuant to a single proceeding with Purchaser and/or Netopia, their respective officers and directors) directly or indirectly:

(i) as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Seller or the Members in this Agreement; or

(ii) except as specifically set forth on Schedule 2.1, without giving effect to any of the disclosures set forth in this Agreement, any accompanying Schedule, Exhibit, Certificate or the Disclosure Letter, any Purchaser Damages arising from the operation of the Business prior to the Closing, or arising out of Seller's status as employer of current or former employees or consultants of Seller, or as a result of failure to comply with the requirements of the "bulk sales" laws of any jurisdiction applicable to the sale of the Assets to Purchaser.

All of the claims described in Section 8.2(a)(i) and Section 8.2(a)(ii) shall be referred to as "Purchaser Indemnifiable Claims." (b) With respect to the payment of such Purchaser Damages owed by Seller or the Members to Purchaser and/or
Netopia or their officers or directors, Seller and the Members agree that Purchaser shall be entitled to offset as payment for such Purchaser Damages all or any portion of the Earnout.

(c) Purchaser's rights to indemnity and to offset hereunder are in addition to, and not in lieu of, any other rights, claims, or remedies that Purchaser may have at law or in equity arising out of any breach by Seller or the Members of any representation, warranty, covenant or agreement set forth in this Agreement or the Related Agreements.

8.3      Indemnification of Seller and the Members.

(a) Purchaser and Netopia jointly and severally hereby agree to indemnify and hold harmless Seller and the Members against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, the "Seller Damages" or the "Member Damages"), asserted against, resulting from, imposed upon, or incurred or suffered by Seller or the Members directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Purchaser or Netopia in this Agreement (all of which shall be referred to as "Member Indemnifiable Claims"). (Purchaser Indemnifiable Claims and Member Indemnifiable Claims are sometimes referred to herein as "Indemnifiable Claims;" Purchaser Damages and Member Damages and Seller Damages are sometimes referred to herein as "Damages.")

(b) Seller's and the Members' rights to indemnity hereunder are in addition to, and not in lieu of, any other rights, claims, or remedies that Seller or the Members may have at law or in equity arising out of any breach by Purchaser or Netopia of any representation, warranty, covenant or agreement set forth in this Agreement or the Related Agreements.

8.4      Procedure for Indemnification With Respect to Third-Party Claims.

(a) If Purchaser or Netopia or their respective officers or directors or Seller or any of the Members determines to seek indemnification under this Article 8 with respect to Indemnifiable Claims (the party seeking such indemnification is hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought is hereinafter referred to as the "Indemnifying Party") resulting from the assertion of liability by third parties, the Indemnified Party shall give written notice to the Indemnifying Party within thirty (30) days of the Indemnified Party becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within twenty (20) days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing, (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall reasonably determine that there is a conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such Indemnifiable Claim, in which case the fees and expenses of such counsel will be borne by the Indemnifying Party, (ii) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (iii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

(b) In the event that the Indemnifying Party, within twenty (20) days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall notify the Indemnifying Party of such failure, whereupon the Indemnifying Party shall have ten (10) additional days to assume the defense of the Indemnifiable Claim, after the expiration of which the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

(c) Notwithstanding anything in this Section 8.4 to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate, at its own cost and expense, in such defense, compromise, or settlement and the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

8.5 Procedure For Indemnification With Respect to Non-Third Party Claims. In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this Section 8.5, specify with particularity the nature and amount of the claim asserted, accompanied by any written materials supporting such claim, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the Indemnifying Party, within sixty (60) days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, then such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim.

                  Threshold Determination of and Limitations on Indemnification. Notwithstanding anything in this Article 8 to the contrary, Seller and the Members shall not be under any obligations of indemnity with respect to Purchaser or Netopia or their respective officers or directors, and Purchaser and Netopia shall not be under any obligations to Seller and the Members until such time as Purchaser or Netopia or their respective officers or directors, on the one hand, or Seller and the Members, on the other hand, shall have incurred Purchaser Damages or Seller Damages or Member Damages, as the case may be, in the aggregate in excess of $25,000, for which Purchaser or Netopia or their respective officers or directors, or Seller or the Members, respectively, would have been entitled to be indemnified against but for the provisions of this
Section 8.6; and upon reaching the $25,000 threshold set forth above, an Indemnified Party shall be entitled to recover the full amount of such Damages, including such $25,000 threshold. Notwithstanding anything in this Agreement to the contrary, (i) the Members (as a group) shall not be liable for more than six million dollars ($6,000,000), plus any portion to the Earnout by Purchaser to Seller (after taking into account any portion of the Earnout used to offset Purchaser Damages) less any amounts of Purchaser Damages paid by Seller, and
(ii) no individual Member shall be required to indemnify Purchaser or Netopia or their respective officers or directors, for any amount of Purchaser Damages in excess of such Member's Pro Rata Share of the amount of Purchaser Damages set forth in the immediately preceding clause (i). Each Member's "Pro Rata Share" shall be the percentages set forth opposite such Member's name on Schedule 5.1(d).

8.6 Escrow Fund. As security for the indemnity provided for in this Article 8, One Hundred Sixty-Three Thousand Eight Hundred Twenty-Three (163,823) shares shall be deposited by Purchaser in an escrow account with the Escrow Agent as of the Closing, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement, the Member's Agreements and the provisions of the Escrow Agreement. Upon compliance with, and subject to the provisions of this Agreement, the Member's Agreements, and the Escrow Agreement, Purchaser and Netopia and their respective officers and directors shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in those agreements. Subject to the provisions of Article 6, all Shares held in the Escrow Fund at the expiry of 12 months from the Closing shall be released to Seller free of encumbrance or restriction.

8.7 Resolution of Disputed Claims. In case Seller or the Members' Representative or Purchaser or Netopia shall object in writing to any claim or claims for Purchaser Damages or Seller Damages, Seller and the Members' Representative and Purchaser and Netopia shall attempt in good faith for twenty (20) days to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and the Members' Representative and Purchaser and Netopia should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either Purchaser or Netopia or Seller or the Members'
Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with Section
10.16 herein.

                                    ARTICLE 9
                             MEMBERS' REPRESENTATIVE

9.1 Duties and Powers. Mr. Mark Hendricks shall be constituted and appointed as agent ("Members' Representative") for and on behalf of the Members to give and receive notices and communications with respect to any disputes or matters related to indemnification involving the Members, to authorize delivery to Purchaser of the Shares or other property from the Escrow Fund in satisfaction of claims by Purchaser or Netopia or their respective officers or directors, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Members' Representative for the accomplishment of the foregoing. Such agency may be changed by a majority of the Members from time to time upon not less than ten (10) days' prior written notice to Purchaser. The Shareholder's Agent may resign upon ten (10) days' notice to the parties to this Agreement. No bond shall be required of the Members' Representative. Notices or communications to or from the Members' Representative shall constitute notice to or from each of the Members.

9.2 Limit on Liability. The Members' Representative shall not be liable for any act done or omitted hereunder as Members' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Members shall severally indemnify the Members' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Members' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

9.3 Use of Escrow Funds; Power of Attorney. By virtue of the execution of this Agreement the Members have, without any further act by any such Members, consented to: (A) the use of the Escrow Fund as collateral for damages arising from the Members' indemnity obligations contained herein, (B) the appointment of the Representative as their representative for purposes of this Agreement and as attorney-in-fact and agents for all such Members and the taking by such Members' Representative of any and all actions and the making of any decisions required or permitted to be taken by it under this Agreement and the Escrow Agreement, and (C) all of the other terms, conditions and limitations in this Agreement and the Escrow Agreement. Accordingly, the Members' Representative has, subject to the terms of this Agreement and the Escrow Agreement, authority and power to act on behalf of the Members with respect to this Agreement and the Escrow
Agreement, and the disposition, settlement or other handling of all claims, rights or obligations arising hereunder and thereunder. The Members will be bound by all actions taken by the Members' Representative in compliance with this Agreement and the Escrow Agreement, and the Escrow Agent and Purchaser shall be entitled to rely on any action or decision of the Members' Representative in accordance herewith.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three
(3) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

                            If to Purchaser, to:
                            Netopia, Inc.
                            2470 Mariner Square Loop
                            Alameda, CA  94501
                            Attention:  James Clark
                            Telephone No.: 510-814-5120
                            Facsimile No.:  510-814-5021
                            with copy (which shall not constitute notice) to:

                            Gunderson Dettmer Stough Villeneuve
                                Franklin & Hachigian, LLP
                            155 Constitution Drive
                            Menlo Park, CA  94025
                            Attention:  Steven M. Spurlock, Esq.
                            Telephone No.:  (650) 321-2400
                            Facsimile No.:   (650) 321-2800

                            If to Seller or the Members:
                            Serus, LLC
                            c/o Christian Hendricks Law Office
                            550 North Brand Blvd.
                            Suite 1960
                            Glendale, CA  91203-1900
                            Attention:  Mark C. Hendricks
                            Telephone No.:  818-243-4000
                            Facsimile No.:  818-243-4290

                            with copies (which shall not constitute notice) to:

                            Studeo Inc.
                            3507 North University Avenue
                            3rd Floor
                            Provo, Utah  84604
                            Attention:  David B. Allen
                            Telephone No.:  801-373-5599
                            Facsimile No.:  801-373-0502

10.2 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter including the letter of intent dated November 27, 1998, as amended by letter agreement dated December 11, 1998.

10.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and permitted assigns, the Members, their successors and permitted assigns, and Purchaser and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party; provided, however, that Purchaser may, without such written consent, assign its rights in connection with a merger of Purchaser with or into another entity, a sale of all or substantially all of Purchaser's assets, or a reorganization involving Purchaser.

10.4 Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

10.5 Expenses of Acquisition. Seller and the Members shall pay in full all fees and expenses incurred by Seller and the Members in connection with this Agreement, and the transactions contemplated hereby. The Purchaser shall pay all fees and expenses incurred by Purchaser in connection with this Agreement, and the transactions contemplated hereby.

10.6 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

10.7 Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

10.8 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A facsimile signature may be in lieu of an original signature provided that original signatures are thereafter promptly delivered on demand.

10.9 Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine, or neuter gender.

10.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.11 Remedies of Purchaser. Seller and the Members agree that the Assets are unique and not otherwise readily available to Purchaser. Accordingly, Seller and the Members acknowledge that, in addition to all other remedies to which Purchaser is entitled, Purchaser shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Purchaser is not in material default hereunder.

10.12 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within the state, solely between residents of the state.

10.13     Intentionally Omitted.

10.14 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder the prevailing party shall be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled.

10.15 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.16 Arbitration. If the parties are unable to resolve any dispute arising in connection with this Agreement and its exhibits, or the transactions contemplated herein and therein, within twenty (20) days, either Purchaser or Seller may, by written notice to the other, demand arbitration of the matter (subject to the limitations contained in Section 8.7). Within fifteen (15) days after such written notice is sent, Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Salt Lake City, Utah under the expedited rules then in effect of the American Arbitration Association. Each party to an arbitration shall pay its own expenses and half of the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                      [The Remainder of this Page is Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       NETOPIA, INC.

                                       By: /s/ James A. Clark
                                       Address: 2470 Mariner Square Loop
                                                Alameda, CA  94501


                                       PURCHASER:

                                       SERUS ACQUISTION CORPORATION

                                       By: /s/ James A. Clark
                                       Address: 2470 Mariner Square Loop
                                                Alameda, CA  94501

                                       SELLER:

                                       SERUS, LLC

                                       By: /s/ Mark C. Hendricks
                                       Name: Mark Hendricks
                                       Title: Managing Director
                                       Address: Christian Hendricks Law Office
                                                550 North Brand Blvd.
                                                Suite 1960
                                                Glendale, CA  91203-1900

                                       MEMBERS:

                                       /s/ Shayne McQuade
                                       Address:

                                       /s/ Mark Hendricks
                                       Address:

                                       /s/ Jody Rookstool
                                       Address:

                                       /s/ Scott Iverson
                                       Address:

                                       /s/ Todd Shepherd
                                       Address:

                                       Studeo, Inc.
                                       Address: